                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 27, 1997
                Date of earliest event reported: June 28, 1997

                               ATLAS CORPORATION
            (Exact name of registrant as specified in its charter)


            DELAWARE                1-2714              13-5503312
            (State of              (Commission          (IRS Employer
            Incorporation)         File Number)         Identification No.)


                      370 SEVENTEENTH STREET, SUITE 3050
                            DENVER, COLORADO 80202
                   (Address of principal executive offices)


                                (303) 629-2440
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

     The news release dated June 27, 1997 a copy of which is attached as Exhibit 99 hereto, is incorporated herein by reference and made a part hereof.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ATLAS CORPORATION

Date: June 27, 1997                 By:  /s/ Gregg B. Shafter
                                         --------------------
                                         Gregg B. Shafter
                                         Vice President


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                                 EXHIBIT INDEX


Exhibit No.            Description                               Page No.
-----------            -----------                               --------

  99.               News Release dated June 27, 1997                 5

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ATLAS CORPORATION                                          NEWS RELEASE

370 SEVENTEENTH STREET, SUITE 3050                         NYSE:  AZ
DENVER, CO  80202
USA



                 ATLAS REPURCHASES 7% EXCHANGEABLE DEBENTURES

                         _____________________________

DENVER, COLORADO - JUNE 27, 1997 ATLAS CORPORATION ("Atlas") said today the Company closed the repurchase of its 7% Exchangeable Debentures due October 25, 2000 (the "Debentures") on June 25, 1997. The Exchange Agreements with the Debentures holders provided for the remaining outstanding principal amount of $9,810,000 together with accrued interest to be repurchased for a combination of 1,500,928 new issue Atlas common shares and 8,313,065 Vista Gold Corp. common shares owned by Atlas which secured the Debentures.

Mr. Douglas R. Cook, Chairman of the Board of Atlas Corporation, stated, "We achieved the repurchase of our 7% Enchangeable Debentures thereby eliminating $700,000 in annual interest charges and removing a substantial liability from our balance sheet. We will continue to direct our Management efforts and available cash to expansion of our Bolivian operations, development of Cornerstone's Tucker Hill perlite production and evaluation of additional opportunities which will allow us to contribute directly to returning value to our shareholders."

FOR FURTHER INFORMATION PLEASE CONTACT:

Leslie Young
Director, Investor Relations
Phone:  303-629-2435

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